Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: May 21, 2015

NENGBIN FANG By: /s/ Nengbin Fang
WUXIAO FANG By: /s/ Wuxiao Fang
CONGYI FANG By: /s/ Congyi Fang
YUEMING QI By: /s/ Yueming Qi
BAISHUN SHEN By: /s/ Baishun Shen
GUOFANG WANG By: /s/ Guofang Wang

[Signature Pages to the Agreement of Joint Filing]

ZUMAO SHI By: /s/ Zumao Shi
LANFANG ZHANG By: /s/ Lanfang Zhang
BIGTREE CAPITAL LIMITED By: /s/ Lanfang Zhang Name: Lanfang Zhang Title: Director
ZHANGGEN XU By: /s/ Zhanggen Xu
JINFA YE By: /s/ Jinfa Ye
HUOHONG WANG By: /s/ Huohong Wang
DALIANG TENG By: /s/ Daliang Teng
HAIHUA YU By: /s/ Haihua Yu

[Signature Pages to the Agreement of Joint Filing]

ENVISION CAPITAL PARTNERS, L.P. By: /s/ Gang Wang Name: Gang Wang Title: Managing Partner
CSV CHINA OPPORTUNITIES FUND, L.P. By: /s/ Earl Yen Name: Earl Yen Title: Managing Director of CSV China Opportunities Ltd., as General Partner for and on behalf of CSV China Opportunities Fund, L.P.
RAY SHI CHINA SMALL MID CAP SELECT FUND By: /s/ Wei Li Name: Wei Li Title: Managing Member
LB HOLDINGS II, LLC By: /s/ Scott K. Giese Name: Scott K. Giese Title: Senior Vice President of Lord Baltimore Capital Corp., Manager
NEWBERG ROAD PARTNERS, L.P. By: /s/ Robert G. Ackerley Name: Robert G. Ackerley Title: Manager, RGA Ventures LLC, general partner of Newberg Road Partners, L.P.

[Signature Pages to the Agreement of Joint Filing]